Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS
April 07, 2009
OTCBB: LFVN
Contact:
LifeVantage
Patrick Courtemanche
612-746-1776
pat_court@yahoo.com
Aspenwood Capital
Steve J. Ossello
720-533-4888, ext 1
sossello@aspenwoodcapital.com
Aspenwood Capital Raises $3.5 Million for LifeVantage Corporation
SAN DIEGO, CA, April 07, 2009 — LifeVantage Corporation (OTCBB: LFVN) announced today that Aspenwood Capital (www.AspenwoodCapital.com), a Denver-based investment bank, has completed a $3.5 million private placement for the Company to accredited investors. LifeVantage (www.LifeVantage.com) is a science based, natural products company, dedicated to helping people reach their health and wellness goals through science-based solutions to oxidative stress. LifeVantage is the maker of Protandim® — a dietary supplement clinically shown to induce the body’s own antioxidant defenses, and is developing an entire product line for its network marketing program.
Aspenwood Capital partner Steve Ossello said, “As active investment bankers for LifeVantage over the past several years, we have always been tremendous supporters of the company and its primary product — Protandim®. This capital raising effort is particularly gratifying now that the company’s exciting new network marketing strategy should provide Protandim® with the distribution it richly deserves.”

LifeVantage CEO and President David Brown said, “We are extremely pleased with the success of this raise. This vote of confidence from investors is an excellent reflection on the direction of the Company and the many exciting developments that have recently occurred. The proceeds from this financing should allow the Company to accomplish several goals, including the expansion of our infrastructure and marketing efforts for our network marketing program.”
About Aspenwood Capital
Aspenwood Capital (www.AspenwoodCapital.com) of Denver, Colo., a division of Colorado Financial Services Corporation (member FINRA / SIPC), specializes in providing investment banking services to small-cap public issuers and late-stage private companies.
About Protandim®
Protandim® is a groundbreaking, clinically proven supplement that provides a substantial benefit to help with the challenge of healthy aging. This patented antioxidant therapy is more powerful than conventional foods such as red wine, oranges, blueberries or other popular antioxidant supplements. Protandim® works by increasing the body’s natural antioxidant protection at the cellular level, triggering cells to produce naturally occurring protective antioxidant enzymes such as superoxide dismutase (SOD), catalase, and glutathione.
A peer-reviewed human study showed that after Protandim® was taken for 30 consecutive days, the accumulation of lipid peroxidation products (a biochemical marker of aging) was decreased by an average of 40%. The study also reported that this important marker of aging was decreased after taking Protandim® to the level of a typical 20 year old. Protandim® is currently the subject of over 20 scientific studies at leading universities and research institutes. For more information, please visit www.LifeVantage.com.

About LifeVantage Corporation LifeVantage Corporation is a publicly traded (OTCBB: LFVN), science based, natural products company, dedicated to helping people reach their health and wellness goals through science-based solutions to oxidative stress. Founded in 2003 and based in San Diego, CA, LifeVantage develops nutraceutical products, including Protandim®, that leverage the company’s expertise and that are intended to deliver significant health benefits to consumers. For more information, visit www.LifeVantage.com.
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company uses the words “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “plan,” “target” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the risk that government regulators and regulations could adversely affect our business; future laws or regulations may hinder or prohibit the production or sale of our existing product and any future products; unfavorable publicity could materially hurt our business; and the Company’s ability to protect our intellectual property rights and the value of our product. These and other risk factors are discussed in greater detail in the Company’s Annual Report on Form 10-KSB under the caption “Risk Factors”, and in other documents filed the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
*These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.
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Note to Editors: Contact Patrick Courtemanche at 612-746-1776 or pat_court@yahoo.com for interviews, photography, and other requests.